November 8, 2000


FEDERAL EXPRESS

Mr. Mark Molander
KPMG LLP
2300 ARCO Tower
707 Seventeenth Street
Denver, CO 80202

            Re:   Oppenheimer Municipal Bond Fund

Dear Mr. Molander:

      Enclosed for your review is a copy of Post-Effective Amendment No. 43 to the Registration Statement of Oppenheimer Municipal Bond Fund. The Post-Effective Amendment is to become effective on November 21, 2000. We plan to file the Post-Effective Amendment with the SEC on Monday, November 20, 2000. Included in the Post-Effective Amendment are the Fund's financial statements for its fiscal year ended 7/31/00.

      I have also enclosed three copies of the Auditors' Report dated August 21, 2000, as well as three copies of an Auditors' Consent to be filed as an Exhibit to the Post-Effective Amendment. I would appreciate your returning a copy manually signed on behalf of KPMG LLP by Friday, November 17, 2000.

      If you should have any  questions,  please  contact  Katherine  P. Feld at
(212)  323-0854  or  the   undersigned.   Thank  you  for  your  assistance  and
cooperation.

                                          Sincerely,

                                          \s\ Angelica Cicino

                                          Angelica Cicino
                                          Senior Paralegal
                                          (212) 323-0854



cc (w/enclosures):  Robert Troccoli
                    Brent Oswald
                    Katherine P. Feld







                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Municipal Bond Fund:

We consent to the use in this Registration Statement of Oppenheimer Municipal Bond Fund of our report dated August 21, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.




                                   /s/KPMG LLP
                                    KPMG LLP

Denver, Colorado
November 20, 2000